NAME OF REGISTRANT:

Franklin Growth and Income Fund

File No. 811-334

Exhibit Item No. 77D (g): Policies with respect to security investments

July 13, 2000, minutes of the supplemental organizational meeting of the Board of Trustees of the Franklin Growth and Income Fund :

RESOLVED, that the Treasurer or any Assistant Treasurer of the Franklin Growth and Income Fund (the "Trust") is authorized and directed to establish and make arrangements for a borrowing relationship for the Trust with one or more banks which he or she determines to be in compliance with the policies relating to borrowing described in the Registration Statement of the Trust as filed with the U.S. Securities and Exchange Commission ("SEC") on Form N-1A, as such may be amended from time to time.

RESOLVED, that the Trust may enter into repurchase transactions, to the extent described in the proposed prospectus and statement of additional information; and

RESOLVED FURTHER, that the Trust's investment manager is hereby delegated the responsibility for monitoring and evaluating the Trust's use of repurchase agreements; and

RESOLVED FURTHER, that such repurchase agreements shall only be entered into with counterparties whose creditworthiness has been evaluated by the Trust's investment manager and which have been found to meet the criteria for serving as a counterparty to the Trust as set forth in the counterparty credit review standards adopted for the Trust; and

RESOLVED FURTHER, that the Trust may enter into such repurchase transactions jointly with other funds in the Franklin Templeton Group of Funds in accordance with the terms and conditions of the exemptive order previously granted by the Securities and Exchange Commission with respect to such joint transactions.

RESOLVED, that pursuant to the recommendation of the adviser, the Franklin Growth and Income Fund (the "Trust") be, and hereby is, permitted to purchase and sell financial futures contracts, stock index futures, contracts for securities and currencies and options on these contracts (hereafter, "futures contracts" or "futures transactions") to the extent described in the Registration Statements on Form N-1A; and

FURTHER RESOLVED, that the officers of the Trust, with the advice of counsel to the Trust, be, and each of them hereby is, authorized, to (a) enter into, hold and close-out futures contracts; (b) open accounts and execute account agreements and related documents for the purpose of opening and maintaining accounts with brokers and futures commission merchants to permit the Trust to engage in futures transactions; (c) open accounts and execute account agreements and other documents for the purpose of opening and maintaining accounts with brokers or banks, including the Trusts' custodian bank, for the purpose of depositing or paying margin, or segregating assets, as required, to facilitate and collateralize the Trusts' futures transactions; (d) pay initial and variation margin, or premiums, or segregate assets in connection with futures transactions; (e) file documents, as necessary, to comply with regulatory requirements, or as required to obtain beneficial exemptions, including such documents as may be submitted to the Securities and Exchange Commission, the Commodities Futures Trading Commission and other regulatory agencies, foreign or domestic; (f) designate appropriate officers, employees and agents of the Trusts' adviser as persons authorized to initiate and execute trades on behalf of the Trust and to act pursuant to the agreements entered into to facilitate and carry out such transactions entered into by the Trust; (g) designate appropriate officers of the Trust as persons authorized and empowered to issue, as necessary, appropriate verifications, certifications, or attestations or similar statements or representations in order to facilitate the futures transactions contemplated hereby; (h) enter into foreign currency conversion transactions, as necessary, to facilitate the Trusts' transactions in futures contracts; and (i) any and all other acts required or helpful and designed to facilitate the Trusts' desire to enter into, hold or close-out future contracts.